Exhibit 10.2

EXECUTION COPY

AMENDED AND RESTATED CUSTODY AGREEMENT

AMENDED AND RESTATED CUSTODY AGREEMENT, dated as of December 11, 2008 (as may be amended and modified from time to time, this “Agreement”), by and between MCG Capital Corporation (“MCG”) and Wells Fargo Bank, National Association, as custodian (the “Custodian”).

R E C I T A L S

WHEREAS, MCG from time to time originates, purchases and/or acquires certain commercial loans (the “Loans”) and from time to time purchases, acquires and owns certain debt securities (the “Notes”); and

WHEREAS, the Custodian is willing to hold files related to such Loans (the “Loan Files”) and to hold files, documents and/or tangible and electronic evidence of such Notes on behalf of MCG; and

WHEREAS, the Custodian and MCG are parties to a Custody Agreement, dated as of July 31, 2006 (the “Original Custody Agreement”), and the Custodian and MCG wish to amend and restate the Original Custody Agreement as set forth herein.

NOW THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:

ARTICLE I

CUSTODY OF LOAN FILES

Section 1.01. Custodian to Act as Agent; Acceptance of Loan Files. From time to time, MCG shall deliver Loan Files and, with each Loan File, a checklist detailing each document to be included in the related Loan File and whether such document is to be an original or a copy (each, a “Loan File Checklist”) to the Custodian at MAC N9401-011, ABS Custody Vault, 1055 10th Avenue SE, Minneapolis, Minnesota 55414, Attention: Corporate Trust Services/Asset Backed Securities Vault. Concurrently therewith, MCG shall identify on a list (in an electronic or other format reasonably acceptable to the Custodian) (each, a “List of Loans”) all such Loans that are evidenced by the documents in such Loan Files. Upon the delivery of the Loan Files, the related Loan File Checklists and the List of Loans to the Custodian, the Custodian shall deliver to MCG, in exchange therefor, a receipt (the “Receipt”) in the form attached hereto as Exhibit A. By the issuance of the Receipt, the Custodian, as the duly appointed agent of MCG, (a) shall acknowledge receipt of the Loan Files listed on the List of Loans, subject to the verification provisions in the Receipt for each individual Loan, and (b) shall declare that it holds and will hold the Loan Files as agent for MCG from the date of such Receipt until the request by MCG to return any Loan Files (each, a “Release Date”). During the period prior to each Release Date (each, a “Holding Period”), the Custodian shall not release any Loan Files or any portion thereof to any person other than MCG or its designee for any purpose without prior written consent of

MCG, and the Custodian shall allow MCG and its agents access to the Loan Files during normal business hours and upon reasonable prior notice, for purposes of its or their review thereof. The Custodian shall use due care in the custody of the Loan Files as is customary in the banking industry.

Section 1.02. Custodian’s Review of Loan Files. MCG shall deliver to the Custodian a Loan File Checklist for each Loan File and a List of Loans simultaneously with the delivery of any Loan Files. Not later than five (5) business days following the Custodian’s receipt of Loan Files from MCG, the Custodian shall review the Loan Files in accordance with the procedures set forth in this Section 1.02. If the Custodian, during the process of reviewing the Loan Files, finds that any document listed on the Loan File Checklist for a related Loan File has not been received, is not executed (if applicable) or is not an original (if required by the related Loan File Checklist), the Custodian shall so notify MCG. In addition, if the Custodian, during the process of reviewing the Loan Files, discovers that it has any documents in its possession that are not listed on a Loan File Checklist with respect to a Loan File, the Custodian shall promptly notify MCG and return any such documents to MCG. In performing any such review, the Custodian may conclusively rely on MCG as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Custodian’s review of the Loan Files is limited solely to confirming that the documents listed on the related Loan File Checklist have been received, executed (if applicable), are originals (if required by the Loan File Checklist), and relate to the Loans identified in the List of Loans.

Section 1.03. Securities Accounts. On or prior to the date hereof, the Custodian shall establish a segregated non-interest bearing trust account designated as the “MCG Commercial Loan Trust 2006-1 Notes Account” (the “Securities Account”) and maintained in the name of the Custodian for the exclusive benefit of MCG and over which MCG shall have exclusive control and sole right of withdrawal. All Notes (as well as any payments thereon and/or proceeds thereof) deposited by or at the direction of MCG under this Agreement shall be credited to the Securities Account as instructed by MCG. Any and all Notes (as well as any payments thereon and/or proceeds thereof) at any time on deposit in, or otherwise to the credit of, the Securities Account shall be maintained in trust by the Custodian for the benefit of MCG. Each of the parties hereto hereby agrees that (i) the Securities Account shall be deemed to be a “securities account” (as defined in Section 8-501 of the UCC), and (ii) the Custodian will exercise the rights that comprise each financial asset held in the Securities Account at the direction of MCG. Each of the parties hereto hereby agrees that (x) the Custodian shall act as securities intermediary on behalf of MCG with respect to the Securities Account and (y) the “securities intermediary’s jurisdiction” (within the meaning of Section 8-110 of the UCC) for that purpose will be the State of New York. The Custodian hereby confirms and agrees that the Custodian shall not change the name or account number of the Securities Account without the prior written consent of MCG. All securities or other property underlying any “financial assets” (as defined in Section 8-102(a) of the UCC) credited to the Securities Account in book-entry form shall be registered in the name of Cede & Co., on behalf of MCG as beneficial owner, endorsed to MCG or in blank. The Securities Account is an account to which financial assets are or may be credited, and the Custodian shall identify in its records that financial assets credited to MCG’s Securities Account belong to MCG. If at any time the Custodian shall receive any order from MCG or an MCG designated person directing transfer or redemption of any financial asset in the Securities

Account, the Custodian shall comply with such entitlement order without further consent by any other person. The Custodian shall be the “securities intermediary” with respect to all Notes and the Securities Account and shall comply with any “entitlement orders” (as defined in the UCC) originated by MCG.

Section 1.04. Nominee Name. The Custodian is authorized to hold in physical form, such financial assets as are delivered to the Custodian in physical form; and to hold in the name of MCG, a securities depository, or their respective nominees, such financial assets as are customarily held in book entry, electronic or registered form. MCG authorizes the Custodian to hold financial assets in the Securities Account and shall accept delivery of financial assets of the same class and denomination as those deposited with the Custodian.

Section 1.05. Periodic Account Statements. On a monthly basis and from time to time upon the reasonable request of MCG, the Custodian shall confirm in writing to MCG that the current List of Loans includes all Loan Files (and only the Loan Files) being held by the Custodian pursuant to this Agreement. In addition, on a monthly basis and from time to time upon the reasonable request of MCG, the Custodian will provide MCG with a statement describing the Notes then being held by the Custodian in or otherwise credited to the Securities Account pursuant to this Agreement, along with a description of any immediately available funds and/or other property being held by the Custodian in or otherwise credited to the Securities Account pursuant to this Agreement.

Section 1.06. Release of Loan Files and Notes. MCG, at any time and from time to time during any Holding Period, upon written request (which may be in electronic form with respect to any Note (as well as with respect to any payments thereon and/or proceeds thereof) or other property held in the Securities Account, and which shall be in the form attached hereto as Exhibit B with respect to any Loan File), require that the Custodian release any or all of the Loan Files or Notes (and/or any payments thereon and/or proceeds thereof or other property held in the Securities Account) delivered by or on behalf of MCG and that the Custodian deliver such Note, Loan File or other property to MCG or its designee. Upon written notice by MCG to the Custodian to release all of the Loan Files and the Notes (as well as all payments thereon, proceeds thereof or other property held in the Securities Account), this Agreement shall terminate (other than the Custodian’s rights to indemnification) and the respective Loan Files and the Notes shall be effectively released from this Agreement.

ARTICLE II

CONCERNING THE CUSTODIAN

Section 2.01. Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder.

Section 2.02. Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $1,000,000,000 and is qualified to do business in the jurisdiction in which it will hold any Loan File.

Section 2.03. Custodian’s Rights. The Custodian may rely on and shall be protected in acting upon any certificate, instrument, opinion, notice, letter, telegram or other document delivered to it and which in good faith it reasonably believes to be genuine and which has been signed by the proper party or parties. The Custodian may rely conclusively on and shall be protected in acting upon the written or oral instructions of MCG including without limitation, any instructions received pursuant to Section 1.03 hereof.

(a) The Custodian may consult counsel satisfactory to it and the written opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion of such counsel. The Custodian shall provide MCG with a copy of any such opinion of counsel upon which the Custodian relies in connection with its actions under this Agreement.

(b) The Custodian shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything which it may do or refrain from doing in connection herewith, except in the case of its willful misconduct, willful misfeasance, grossly negligent performance or omission, fraud, self dealing or criminal conduct.

(c) The Custodian makes no warranty or representation and shall have no responsibility (except as expressly set forth in this Agreement) as to the completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Loans or Notes, and will not be required to and will not make any representations as to the validity or value of any of the Loans or Notes. The Custodian shall not be obligated to take any legal action hereunder which might in its judgment involve any expense or liability unless it has been furnished with reasonable indemnity.

(d) MCG shall indemnify and hold the Custodian harmless from and against all claims, liabilities, damages, losses, fees (including reasonable attorney’s fees and expenses) and costs and expenses incurred by the Custodian as a result of the entering into and performance of its duties hereunder, unless such claims, liabilities, damages, loss, fees, costs and expenses shall arise from the Custodian’s willful misconduct, willful misfeasance, grossly negligent performance or omission, fraud, self dealing or criminal conduct. Subject to the following sentence, MCG (i) shall have the right to control any defense and/or investigation with respect to which indemnity may be requested by the Custodian hereunder and (ii) shall have the right to select counsel (with the consent of the Custodian, such consent not to be unreasonably withheld, delayed or conditioned) in connection with any matter for which indemnity for attorney’s fees and expenses may be requested by the Custodian hereunder. In any action, claim or proceeding in which, in the opinion of such counsel, a conflict exists between MCG and the Custodian, then the Custodian shall have the right to select separate counsel (with the consent of MCG, such consent not to be unreasonably withheld, delayed or conditioned), at the expense of MCG, and to control its own defense of such action, claim or proceeding. The Custodian’s rights to indemnification shall survive the termination of this Agreement.

(e) MCG shall pay the Custodian the fees and reasonable out-of-pocket expenses the Custodian incurs in connection with its duties hereunder, as listed on the Fee Schedule attached hereto as Exhibit C.

ARTICLE III

MISCELLANEOUS PROVISIONS

Section 3.01. Notices. Unless otherwise specifically provided, all notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and may be delivered personally, by telegram or telex, or by facsimile transmission (with an original forwarded thereafter by first class mail), or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified below (unless changed by the particular party whose address is stated herein by similar notice in writing to all other parties hereto), in which case the notice will be deemed delivered when received:

(a) to MCG at 1100 Wilson Boulevard, Suite 3000, Arlington, Virginia 22209 Attention: General Counsel, Legal Affairs Division; Facsimile: 703-247-7545; and

(b) to the Custodian at MAC N9311-161, Sixth Street & Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services – Asset-Backed Administration, facsimile: (612) 667-3539, with a copy to MAC N9401-011, ABS Custody Vault, 1055 10th Avenue SE, Minneapolis, Minnesota 55414, Attention: Corporate Trust Services – Asset-Backed Securities Vault, facsimile: (612) 667-1080.

Section 3.02. Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto.

Section 3.03. Governing Law. This Agreement shall be deemed a contract made under the laws of, and to be performed in, the State of Minnesota and shall be construed and enforced in accordance with and governed by the laws of the State of Minnesota.

Section 3.04. Counterparts. This Agreement may be executed and delivered in any number of counterparts, and by the different parties hereto on the same or separate counterparts, each of which counterparts, when so executed and delivered shall be deemed to be an original instrument and all of the counterparts, taken together, shall constitute one and the same Agreement.

Section 3.05. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 3.06. Faxed Documents. In order to expedite the acceptance, execution and delivery of this Agreement, each of the parties hereto agrees that a facsimile copy of any original executed document shall have the same binding effect on the party so executing the faxed document as an original handwritten executed copy thereof.

Section 3.07. Relation to Section 17f Custodial Agreements. The Custodian and MCG hereby acknowledge the existence and continuing effect of those two certain Custodial Agreements (as amended from time to time) dated June 6, 2003, by and between the Custodian and MCG relating to compliance with (among other things) Section 17f of the Investment Company Act of 1940. To the extent of any conflict between the terms and provisions of this Agreement and the terms and provisions of the Custodial Agreements, then the terms and provisions of the Custodial Agreements shall control.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

MCG CAPITAL CORPORATION

By:	/s/ Samuel G. Rubenstein
Samuel G. Rubenstein
Executive Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Kristen L. Puttin
Kristen L. Puttin
Vice President

EXHIBIT A

RECEIPT FOR CONTRACTS

Wells Fargo Bank, National Association, as custodian (the “Custodian”) under the Amended and Restated Custody Agreement, dated December 11, 2008 (the “Agreement”), by and between the Custodian and MCG Capital Corporation (“MCG”), acknowledges receipt from MCG of the Loan Files listed on Schedule A hereto delivered pursuant to the Agreement and that it holds and will hold the Loan Files as agent for MCG until the Release Date as defined in Section 1.01 of the Agreement. The undersigned, as Custodian, agrees to review the Loan Files within five business days of the date of this Receipt in accordance with Section 1.02 of the Agreement and to (a) notify MCG if it finds that any document listed on the Loan File Checklist for a related Loan File has not been received, is not executed (if applicable) or is not an original (if required by the related Loan File Checklist), and (b) return any documents in its possession which are not listed on a Loan File Checklist with respect to a Loan File promptly to MCG.

IN WITNESS WHEREOF, I have hereunto executed this Receipt, the      day of             , 200    .

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Custodian

By
Name:
Title:

SCHEDULE A

LIST OF LOANS

EXHIBIT B

REQUEST FOR RELEASE OF LOAN FILES

To:	Wells Fargo Bank, National Association

MAC N9401-011

ABS Custody Vault

1055 10th Avenue SE

Minneapolis, MN 55414

Attn: Corporate Trust Services – Asset Backed Securities

Re:	Amended and Restated Custody Agreement, dated as of December 11, 2008 by and among MCG Capital Corporation and Wells Fargo Bank, National Association (“Custodian”)

In connection with the administration of the Loan Files held by you as Custodian under the above-referenced Amended and Restated Custody Agreement, we request the release, and acknowledge receipt, of the Loan File for the Loans described below, and further identified on the addendum annexed hereto:

Account Debtor’s Name:

Account Number:

Reason For Release (Pick One):

1.          Payoff

2.          Foreclosure

3.          Servicing

4.          Transfer to Securitization Facility:

5.          Transfer for Subsequent Assignment/Transfer

6.          Other:

MCG Capital Corporation

By:
Name:
Title:

Exhibit C

Schedule of Fees

[See Attached.]